EXHIBIT 99.1


FOR IMMEDIATE RELEASE


ELITE PHARMACEUTICALS ANNOUNCES CONVERSION OF ALL OUTSTANDING SERIES A PREFERRED
                            STOCK INTO COMMON STOCK

NORTHVALE, N.J.- MARCH 9, 2005 - ELITE PHARMACEUTICALS, INC. ("ELITE" OR THE "COMPANY") (AMEX: ELI) ANNOUNCED THAT ALL THE ORIGINALLY ISSUED 516,558 SHARES OF ITS SERIES A PREFERRED STOCK HAS BEEN CONVERTED INTO SHARES OF COMMON STOCK. THE CONVERSION RATE FOR EACH SHARE OF SERIES A PREFERRED STOCK EQUALED TEN SHARES OF COMMON STOCK PLUS A FRACTION OF A SHARE TO SATISFY THE ACCRUED DIVIDEND ON THE SERIES A PREFERRED STOCK UNTIL THE DATE OF CONVERSION BASED ON THE PER SHARE LIQUIDATION PREFERENCE OF THE SHARES OF SERIES A PREFERRED STOCK.

The final conversion was of the outstanding 173,675 shares of Series A Preferred Stock pursuant to the Certificate of Incorporation provision which provides that all outstanding shares may be automatically converted upon notice by the Company to the holders when the current market price, as defined in the Certificate of Incorporation, for each of thirty consecutive trading days was at least $3.69 per share, three times the conversion rate, and the average of the daily trading volume for such 30 consecutive trading days was at least 50,000 shares.

As a result there were 17,742,354 shares of Common Stock outstanding as of March 7, 2005.

Mr. Bernard Berk, Chairman and Chief Executive Officer, said that the conversion of the remaining shares of Series A Preferred Stock relieves the Company of the dividend requirement of 8% per annum on the per share liquidation value of $12.30 which, based on the 173,675 shares outstanding on March 7, 2005, amounted to $170,896 per annum. The conversion also eliminates special voting rights with respect to certain corporate actions to which the holders of the Series A Preferred Stock were entitled, however, the holders of Series A Preferred Stock outstanding as of February 15, 2005, the record date for the Annual Meeting of Stockholders scheduled to be held on April 15, 2005, will be entitled to elect one Director and will vote with the holders of Common Stock as one class on all other matters including the election of the three other Directors of the Company.


ABOUT ELITE PHARMACEUTICALS


Elite Pharmaceuticals is a specialty pharmaceutical company principally engaged in the development of oral, controlled release products. Elite develops controlled release products internally using its proprietary technology and licenses these products. The Company's strategy includes developing generic versions of controlled release drug products with high barriers to entry and assisting partner companies in the life cycle management of products to improve off-patent drug products. Elite's technology is applicable to develop delayed, sustained or targeted release pellets, capsules, tablets, granules and powders. Elite has a pipeline of six drug products under development in the therapeutic areas that include cardiovascular, pain management, allergy and infection. The addressable market for Elite's pipeline of products exceeds $2 billion. Elite also has a GMP and DEA registered facility for research, development, and manufacturing located in Northvale, NJ.


This news release contains forward-looking statements, including those related to the preliminary nature of the clinical program results and the potential for product efficacy and product development, that involve known and unknown risks, delays, uncertainties and other factors not under the Company's control, which may cause actual results, performance or achievements of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. In particular, because substantial future testing will be required prior to approval, the results described above may not be supported by additional data or by the results of subsequent trials. These risks and other factors, including the timing or results of pending and future clinical trials, regulatory reviews and approvals by the Food and Drug Administration and other regulatory authorities, and intellectual property protections and defenses, are discussed in the Company's filings with the Securities and Exchange Commission such as the 10K, 10Q and 8K reports. The Company undertakes no obligation to update any forward-looking statements.

Contacts
Elite Pharmaceuticals, Inc.
Dianne Will, 518-398-6222, dwill@willstar.net www.elitepharma.com